Exhibit 99.1

FORM OF

LETTER OF ELECTION AND TRANSMITTAL

TO

EXCHANGE SHARES OF CLASS [B-1] / [B-2] COMMON STOCK

OF

VISA INC.

CUSIP No. [92826C201] / [92826C771]

Pursuant to Prospectus Dated     , 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT     , NEW YORK CITY TIME, ON     , 2026 UNLESS

THE EXCHANGE OFFER IS EXTENDED

The Exchange Agent for the Exchange Offer is:

Equiniti Trust Company, LLC

By  New York City time on     , 2026

Equiniti Trust Company, LLC

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this Letter of Election and Transmittal (this “Letter of Transmittal”) and the Makewhole Agreement (as described in the Prospectus) to an address other than as set forth above or through      will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below. In addition, to validly tender Class [B-1] / [B-2] common stock in the Exchange Offer, the beneficial owner of such shares and its Parent Guarantors (as defined in the Makewhole Agreement) must also execute and deliver the Makewhole Agreement and the certificates appended thereto.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Issue Number:	Account Number:	Total Shares:

IMPORTANT

PLEASE REVIEW AND CONFIRM YOUR ACCOUNT REGISTRATION INFORMATION AND SPECIFY BELOW THE NUMBER OF SHARES OF CLASS [B-1] / [B-2] COMMON STOCK YOU SEEK TO EXCHANGE IN THE EXCHANGE OFFER.

BOX A - NUMBER OF BOOK ENTRY SHARES TO BE EXCHANGED (See Instructions 1 and 9)

Account Registration Information	IMPORTANT

PLEASE CHECK THE BOX AND PROVIDE THE NUMBER OF SHARES OF CLASS [B-1] / [B-2] COMMON STOCK TO BE EXCHANGED.

☐  Check here to participate in the Exchange Offer and indicate the number of shares of Class [B-1] / [B-2] common stock of Visa Inc. to be exchanged into a combination of (i) shares of Class B-3 common stock of Visa Inc., (ii) shares of Class C common stock of Visa Inc. and (iii) where applicable, cash in lieu of fractional shares, in accordance with the terms and conditions of the Exchange Offer set forth in the prospectus dated    , 2026.

*Shares of Class [B-1] / [B-2] Common Stock to be Exchanged:

* Unless otherwise indicated, all Shares represented and delivered to the Exchange Agent will be deemed to have been exchanged. See Instruction 3.

This Letter of Transmittal is to be used by stockholder’s shares held in book-entry form on the records of Equiniti Trust Company, LLC.

IMPORTANT PLEASE SIGN AND COMPLETE THE FIELDS BELOW.

Registered Holder Signature(s)

Name of Registered Holder of Shares

Capacity (Full Title) of Signator(y)(ies)

*  Must be signed by the person(s) authorized to act on behalf of the registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4.)

If the registered holder of the Shares delivering this Letter of Transmittal is not the beneficial owner of such Shares, please provide the full legal name of such beneficial owner and provide the name and title of the person authorized to execute the Makewhole Agreement on behalf of such beneficial owner of the Shares. (See Instruction 4.)

Beneficial Owner:

Name and Title of Authorized Signatory for Beneficial Owner:

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the cash in lieu of any fractional shares is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Box A – Number of Book Entry Shares to be Exchanged.”

Mail To (Name):

Address (Including Zip Code):

TIME IS OF THE ESSENCE. IF YOU INTEND TO PARTICIPATE IN THE EXCHANGE OFFER, PLEASE COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL, THE MAKEWHOLE AGREEMENT, INCLUDING THE CERTIFICATES APPENDED THERETO, AND ANY OTHER REQUIRED DOCUMENTS THAT ARE DESCRIBED HEREIN AS SOON AS POSSIBLE.

Ladies and Gentlemen:

The registered holder identified herein hereby elects to exchange, pursuant to the terms and conditions of the exchange offer (the “Exchange Offer”) set forth in that certain prospectus, dated     , 2026 (the “Prospectus”), the number of such holder’s shares (the “Shares”) of Class [B-1] / [B-2] common stock of Visa Inc. (“Visa”) indicated in this Letter of Transmittal, for a combination of shares of Class B-3 common stock, par value $0.0001 per share, of Visa, shares of Class C common stock, par value $0.0001 per share, of Visa, and, where applicable, cash in lieu of fractional shares, with any such fraction calculated to four decimal places pursuant to the formula set forth under the heading “The Exchange Offer—Terms of the Exchange Offer” in the Prospectus.

As a condition to participating in the Exchange Offer, the participating holder, together with its Parent Guarantors, must execute and deliver the Makewhole Agreement, including the certificates appended thereto.

If the registered holder of the Shares delivering this Letter of Transmittal is not the beneficial owner of such Shares, please refer to Instruction 4 set forth herein. The beneficial owner of the Shares must execute the Makewhole Agreement as the “Holder” party thereto together with its Parent Guarantors.

The registered holder hereby acknowledges receipt of the Prospectus and the Makewhole Agreement. If you fail to properly make an election, you will be deemed to have made no election and will not participate in the Exchange Offer.

Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance by Visa of the Shares exchanged herewith in accordance with the terms of the Exchange Offer, the registered holder hereby sells, assigns and transfers to or upon the order of all right, title and interest in and to all of the Shares that are being exchanged hereby, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after (collectively, “Distributions”) and irrevocably constitutes and appoints Equiniti Trust Company, LLC (the “Exchange Agent“) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Visa, (ii) present such Shares (and any and all Distributions) for transfer on the books of Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Exchange Offer.

The registered holder hereby represents and warrants that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Shares exchanged hereby and all Distributions and that, when the same are accepted for exchange by Visa, Visa will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The registered holder acknowledges that (a) all validly tendered shares of Class [B-1] / [B-2] common stock will be accepted, wherever the registered holder may be located; (b) Visa has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange Visa’s common stock in that country; (c) the registered holder’s participation in the Exchange Offer may depend on whether there is an exemption available under the laws of the registered holder’s home country that would permit the registered holder to participate in the Exchange Offer without the need for Visa to take any action to qualify or otherwise facilitate the Exchange Offer in that country or otherwise; (d) there may be restrictions that apply with respect to transactions in Visa’s common stock in the registered holder’s home country; and (e) Visa cannot provide any assurance about whether such restrictions exist.

The registered holder further acknowledges that Visa may contact the registered holder and/or the beneficial owner of the Shares, as applicable, to request documentation or other evidence reasonably satisfactory to Visa that the Makewhole Agreement was in fact properly completed and that the representations and warranties made by the registered holder or the beneficial owner of the Shares, as applicable, and its Parent Guarantors therein are true and correct. The registered holder hereby agrees to promptly respond to any such request, or to convey any such request to the beneficial owner of the Shares so that it may promptly respond, with the requested evidence. The registered holder consents to the entry of stop-transfer instructions with respect to the Class B-3 common stock and Class C common stock issued as Exchange Consideration in the event Visa determines in its discretion that it has not received such supplemental documentation or such other evidence satisfactory to Visa.

The registered holder also understands that pending the completion of the Exchange Offer, the registered holder may not and shall not sell or otherwise transfer the Shares unless the Exchange Offer is terminated or the registered holder properly withdraws the Shares prior to the Expiration Date in compliance with the instructions included herein and in the Prospectus.

The registered holder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Visa to be necessary or desirable to complete the sale, assignment and transfer of the Shares exchanged hereby and all Distributions. In addition, the registered holder shall remit and transfer promptly to the Exchange Agent for the account of Visa all Distributions in respect of the Shares exchanged hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Visa shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares exchanged hereby or deduct from such purchase price, the amount or value of such Distribution as determined by Visa in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the registered holder, and any obligation of the registered holder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the registered holder. Except as stated in the Exchange Offer, this exchange is irrevocable.

The registered holder understands that the valid exchange of the Shares pursuant to any one of the procedures described in “The Exchange Offer—Procedures for Tendering Eligible Class B Common Stock” in the Prospectus and in the Instructions hereto will constitute a binding agreement between the registered holder and Visa upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms or conditions of any such extension or amendment). The registered holder recognizes that under certain circumstances set forth in the Prospectus, Visa may not be required to accept for exchange any of the Shares exchanged hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Requirements of Exchange. This Letter of Transmittal, properly completed and duly executed, and any other documents required by this Letter of Transmittal and the Prospectus, including the Makewhole Agreement and the officer’s certificate appended thereto, must be received by the Exchange Agent at the address on Page 1 prior to the Expiration Date.

The method of delivery of this Letter of Transmittal, the Makewhole Agreement, including the certificates appended thereto, and all other required documents is at the option and the risk of the exchanging stockholder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF TRANSMITTAL, MAKEWHOLE AGREEMENTS, INCLUDING THE CERTIFICATES APPENDED THERETO, AND ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE EXCHANGE AGENT BY      NEW YORK CITY TIME ON THE EXPIRATION DATE OF THE EXCHANGE OFFER.

No alternative, conditional or contingent exchanges will be accepted and no fractional Shares will be exchanged. All exchanging stockholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their Shares for exchange.

2. Inadequate Space. If the space provided herein is inadequate, the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

3. Partial Exchanges. If fewer than all of the shares evidenced by any book-entry are to be exchanged, fill in the number of shares that are to be exchanged in Box A. Unless otherwise indicated, all shares represented by book-entry set forth above will be deemed to have been exchanged. In each case, shares will be credited without expense to the stockholder.

4. Signatures on Letter of Transmittal, Makewhole Agreement, Stock Powers and Endorsements. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Visa of the authority of such person so to act must be submitted.

If the registered holder of the Shares delivering this Letter of Transmittal is not the beneficial owner of such Shares, please provide the full legal name of such beneficial owner and provide the name and title of the person authorized to execute the Makewhole Agreement on behalf of such beneficial owner of the Shares. The Makewhole Agreement, including the certificates appended thereto, must be executed and delivered by (i) the beneficial owner of the Shares as the “Holder” party thereto and (ii) such party’s Parent Guarantors.

5. Certain Tax Matters. Certain stockholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. A foreign (“non-resident alien”) stockholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Exchange Agent, in order to avoid backup withholding. Consult General Instructions to Form W-9, which immediately follow the IRS Form W-9 available at www.irs.gov, for more instructions. We cannot accept a facsimile, photocopy or scanned image of a Form W-8BEN.

6. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal, IRS Form W-8 and the Makewhole Agreement may be directed to the Information Agent at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

7. Waiver of Conditions. Subject to the terms and conditions of the Exchange Offer, Visa reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Shares exchanged.

8. Revocation or Change of Election. An election is irrevocable, except that Shares tendered in the Exchange Offer may be withdrawn at any time prior to the Expiration Date by sending written notice of revocation to the Exchange Agent at the address on the front of this Letter of Transmittal. Fax copies are not acceptable. After an effective withdrawal you may change your election by submitting to the Exchange Agent a completed replacement of this document and any other documents required by the Exchange Offer, including the Makewhole Agreement and the certificates appended thereto, for properly exchanging Shares prior to the Expiration Date.

9. Election Procedure. To properly complete the “Election” box you must indicate the number of Shares owned by you and the amount of shares you are electing to exchange and your name and address must be set forth in the column under the heading “Name(s) and Address(es) of Registered Holder(s)” and the number of Shares that you are exchanging must be stated in the column under the heading “Number of Shares Exchanged.”

IMPORTANT TAX INFORMATION

Certain stockholders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN. Intermediary entities will provide a Form W-8IMY for the entity and a Form W-8BEN or Form W-9 for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the Exchange Agent. Exempt U.S. stockholders, other than foreign individuals (i.e., corporations, etc.), should furnish their TIN and sign, date and return the Form W-9 to the Exchange Agent.

If backup withholding applies, the Exchange Agent is required to withhold a percentage of any reportable payments made to the stockholder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

What Number to Give the Exchange Agent

The stockholder is required to give the Exchange Agent the TIN (e.g., Social Security Number or Employer Identification Number) of the record holder of the Shares. If the Shares are in more than one name, or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9 available at www.irs.gov, on which number to report. Non-individual U.S. entities (such as an estate or partnership) will provide an Employer Identification Number.

* * *

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Prospectus, this Letter of Transmittal, the IRS Form W-8, the Makewhole Agreement and other Exchange Offer materials may also be directed to the Information Agent. A stockholder may also contact such stockholders’ broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Sodali & Co.

430 Park Avenue

14th Floor

New York, New York 10022

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

E-mail: VISA@investor.sodali.com